Exhibit 21


                                      Subsidiaries of R&B, Inc.

Significant Subsidiaries                           Jurisdiction
------------------------                           ------------
RB Distribution, Inc.                              Pennsylvania
RB Management, Inc.                                Pennsylvania
Dorman Products of America, Ltd.                   Kentucky
Motor Power Industries, Inc.                       Delaware
Scan-Tech USA/Sweden, A.B.                         Sweden
Allparts, Inc.                                     Delaware